Exhibit 99.1

     Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.


                                  ALPINE CAPITAL, L.P.



                                  By: /s/ Robert W. Bruce III
                                      Robert W. Bruce III,
                                      Manager



                                  /s/ Robert W. Bruce III
                                  ROBERT W. BRUCE III


                                  ALGENPAR, INC.



                                  By: /s/ J. Taylor Crandall
                                      J. Taylor Crandall,
                                      President



                                  /s/ J. Taylor Crandall
                                  J. TAYLOR CRANDALL